Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report on Form 10-KSB of our report of Milestone Scientific, Inc., dated April 6, 2002, except for Notes B, H, I and K which are as of April 15, 2002 on our audit of the consolidated financial statements of Milestone Scientific, Inc. as of December 31, 2001 and for the year then ended, incorporated by reference in the registration statement on Form S-3 (SEC File No. 333-39784) of Milestone Scientific, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                                               J.H. Cohn LLP

Roseland, New Jersey
April 15, 2002